                                                                    EXHIBIT 10.4

                         RESTATED TECHNOLOGY AGREEMENT

     This Restated Technology Agreement (the "Agreement"), dated as of August 1, 1996, is entered into by and between PINNACLE OIL, INC., a Nevada corporation ("Pinnacle Oil"), whose principal executive office is located at 380-1090 West Georgia Street, Vancouver, British Columbia, Canada V6E 3V7; PINNACLE OIL INTERNATIONAL, INC., a Nevada corporation ("Pinnacle International"), whose principal executive office is located at 380-1090 West Georgia Street, Vancouver, British Columbia, Canada V6E 3V7; MOMENTUM RESOURCES CORPORATION, a Bahamas corporation ("Momentum"), whose principal executive office is located c/o Ansbacher (Bahamas) Limited, P.O. Box N-7768, Bank Lane, Nassau, Bahamas; GEORGE LISZICASZ ("Liszicasz"), an individual whose principal office is located at 380-1090 West Georgia Street, Vancouver, British Columbia, Canada V6E 3V7; and R. DIRK STINSON ("Stinson"), an individual whose principal office is located at 380-1090 West Georgia Street, Vancouver, British Columbia, Canada V6E 3V7, with reference to the following facts:


                                   RECITALS:
                                   --------

     WHEREAS, Liszicasz is the inventor, developer and owner of a certain device, defined in this Restated Technology Agreement as the "Stress Field Detector," and is the inventor, developer and owner of certain technology upon which the Stress Field Detector is based, defined in this Restated Technology Agreement as the "SFD Technology," which generate certain data, defined in this Restated Technology Agreement as the "SFD Data," which can, when interpreted, identify underground geological formations which indicate, among other things, the presence of petroleum, natural gas, water deposits and minerals;

     WHEREAS, Pinnacle International, through its subsidiaries, including Pinnacle Oil and Pinnacle Oil Canada, Inc., a federal Canadian corporation, is engaged in the business of exploring for and commercially exploiting petroleum and natural gas deposits;

     WHEREAS, on September 1, 1995, Liszicasz and Stinson entered into an agreement (the "Liszicasz-Stinson Agreement") relating to the ownership, use and exploitation of the Stress Field Detector and the SFD Technology wherein, among other things, they agreed: (i) that the Stress Field Detector and the SFD Technology would be owned by Liszicasz for a period and, upon the occurrence of certain events, would subsequently be owned and exploited by a corporation to be formed ("Newco 1") which would be owned jointly by Liszicasz and Stinson; and
(ii) that Liszicasz, and eventually Newco 1, would provide raw SFD Data to third parties in return for the payment of a fee, and that such third parties would include a second corporation to be formed ("Newco 2") which would be organized for the specific business purpose of identifying and commercially exploiting petroleum and natural gas deposits, and which would be managed, and owned in part, by Liszicasz and Stinson;

     WHEREAS, in satisfaction of the terms of the Liszicasz-Stinson Agreement relating to the formation of Newco 2, Liszicasz and Stinson caused Pinnacle Oil to be organized on October 20, 1995;

     WHEREAS, in satisfaction of the terms of the Liszicasz-Stinson Agreement, Liszicasz entered into an agreement with Pinnacle Oil on January 1, 1996 (the "Original Technology Agreement") wherein Liszicasz agreed, that from the date of the Original Technology Agreement through the period ended December 31, 2000, to survey selected properties using the Stress Field Detector and the SFD Technology, and to provide raw SFD Data generated from such activities to Pinnacle Oil for its exclusive use to identify petroleum and natural gas deposits on such properties, and to commercially exploit such prospects;

     WHEREAS, in satisfaction of the terms of the Liszicasz-Stinson Agreement relating to the formation of Newco 1, Liszicasz and Stinson caused Momentum to be organized on June 17, 1996;

     WHEREAS, in satisfaction of the terms of the Liszicasz-Stinson Agreement, Liszicasz desires to transfer his rights and obligations under the Original Technology Agreement to Momentum as of June 18, 1996, and to obtain the consent of Pinnacle Oil and Pinnacle International to such transfer;

     WHEREAS, after entering into the Original Technology Agreement, Pinnacle Oil was acquired in February, 1996, by Pinnacle International (then known as "Auric Mining Corporation"), and Pinnacle Oil now desires to transfer its rights under the Original Technology Agreement to Pinnacle International, and to obtain the consent of Liszicasz, Stinson and Momentum to such transfer;

     WHEREAS, the parties also desire to enter into this Restated Technology Agreement to reflect and restate the new relationships amongst the parties, and the new rights and obligations of the parties arising from such new relationships;

     WHEREAS, the parties further desire that this Restated Technology Agreement also fully address and/or clarify certain matters not fully addressed or clarified in the Original Technology Agreement, in order to avoid any ambiguities or potential misunderstandings;

     WHEREAS, in view of the mutual satisfaction to date of the parties with the results of the Stress Field Detector, the SFD Technology and the SFD Data, and the desire of the parties in view of such satisfaction to extend the term of the Original Technology Agreement beyond December 31, 2000, and in order to provide Pinnacle International with the exclusive worldwide use of the SFD Data as it relates to the identification and exploitation of hydrocarbons for so long as Pinnacle International performs its obligations, the parties further desire to extend the term of the Original Technology Agreement on the terms set forth herein;

     WHEREAS, it is the intent of the parties that this Restated Technology Agreement restate and supersede the Original Technology Agreement in its entirety;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties to this Restated Technology Agreement (collectively "parties" and individually a "party") agree as follows:


                                   AGREEMENT:
                                   ---------

     1.   DEFINITIONS

          Set forth below are definitions of capitalized terms which are generally used throughout this Restated Technology Agreement, or references to provisions containing such definitions (capitalized terms used only in a specific section of this Restated Technology Agreement are defined in such section):

          (A) "AFFILIATE" means any Person controlling, controlled by, or under common control with a party.

          (B) "AGREEMENT" shall mean this Restated Technology Agreement, as originally executed and as amended or restated from time to time.

          (C)  "CHANGE IN CONTROL" shall mean, subject to subparagraphs (iv) and
(v) below, the occurrence of any of the following events:

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               (i)    An acquisition of control by an "Acquiring Person" where,
immediately after the subject acquisition, such "Person" holds "Beneficial Ownership" of more than fifty percent (50%) of the "Total Combined Voting Power" of the Company's then outstanding "Voting Securities". The terms in quotations in the immediately preceding sentence shall, for purposes of this Agreement, have the following meanings :

                      (A) "Acquiring Person" shall mean any "Person" which acquires the defined percentage of securities, with the exception of:
          (A) any Employee Benefit Plan (or a trust forming a part thereof) maintained by the Company, or any corporation or entity in which the Company holds fifty percent (50%) or more of the "Voting Securities" (each, a "Controlled Subsidiary"); (B) the Company or any Controlled Subsidiary; or (C) any "Person" which acquires the threshold percentage of "Voting Securities" through a "Non-Control Transaction" (as defined below).

                      (B) "Non-Control Transaction" shall mean any transaction in which the stockholders of the Company immediately before such transaction, directly or indirectly own immediately following such transaction at least a majority of the "Total Combined Voting Power" of the outstanding "Voting Securities" of the surviving corporation (or other entity) resulting from such transaction, in substantially the same proportion as such stockholders' ownership of the Company's "Voting Securities" immediately before such transaction.

                      (C) "Person," "Beneficial Ownership," "Total Combined Voting Power" and "Voting Securities" shall have the meanings ascribed to such terms in Sections 13(d) and 14(d) of the Securities Exchange Act and Rule 13d-3 promulgated thereunder; or

               (ii) During any period of three (3) consecutive years after the date of this Agreement, the individuals who constituted the Board at the beginning of such period (the "Incumbent Board") cease to constitute a majority of the Board, for any reason(s) other than (A) the voluntary resignation of one or more Board members; (B) the refusal by one or more Board members to stand for election to the Board; and/or (C) the removal of one or more Board members for good cause; provided, however, (1) that if the nomination or election of any new director of the Company was approved by a vote of at least a majority of the Incumbent Board, such new director shall be deemed a member of the Incumbent Board; and (2) that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934), or as a result of a solicitation of proxies or consents by or on behalf of an Acquiring Person, other than a member of the Board (a "Proxy Contest"), or as a result of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

               (iii)  The Board or the stockholders of the Company approve:

                      (A) A merger or consolidation or reorganization of the Company reorganization with:

                           (1) any Controlled Subsidiary, and such transaction is not a Non-Control Transaction; or

                           (2) any other corporation or other entity, and such transaction is not a Non-Control Transaction; or

                      (B) A complete liquidation or dissolution of the Company, and such transaction is not a Non-Control Transaction; or

                      (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to (1) any Controlled Subsidiary, and such transaction is not a Non-Control Transaction or (2) to any other Person, and such transaction is not a Non-Control Transaction.

               (iv)   Notwithstanding clauses (i) through (iii) above, a Change
                                      -------------------------
In Control shall not be deemed to have occurred solely because any Person acquired Beneficial Ownership of more than the threshold percentage of the outstanding Voting Securities as a result of an acquisition of Voting Securities by the Company (each, a "Redemption") which, by reducing the number of Voting Securities outstanding, increased the percentage of outstanding Voting Securities Beneficially Owned by such Person; provided, however, that if (A) a Change In Control would occur as a result of a Redemption but for the operation of this sentence, and (B) after such Redemption, such Person becomes the Beneficial Owner of any additional Voting Securities, which increase the percentage of the then outstanding Voting Securities Beneficially Owned by such Person over the percentage owned as a result of the Redemption, then a Change In Control be deemed to occur.

               (v)    Notwithstanding any other provision of this subsection
(c), if either Messrs. Stinson or Liszicasz or an Affiliate of Messrs. Stinson or Liszicasz who is then a stockholder or director of the Company, either: (i) expressly voted in favor of the transaction constituting the Change In Control in such Person's capacity as either a stockholder or as a director of the Company; or (ii) expressly abstained from voting (other than by reason of an "interest" in a matter or transaction, as defined in the Nevada Revised Statutes); and/or (iii) failed or refused to vote, then the transaction shall not constitute a Change in Control.

          (D)  "DESIGNATED SEARCH AREAS" is defined in section 2(a).
                                                       -------------

          (E) "HYDROCARBONS" means all petroleum, natural gas and related hydrocarbons and includes any other substances of value, whether gases, fluids or solids and whether hydrocarbons or not, rights to which are customarily included in oil and gas leases.

          (F)  "PROSPECTS" is defined in section 3.
                                         ----------

          (G) "PERSON" (other than for purposes of determining a Change in Control) means, in its broadest sense, any individual, entity or fiduciary who has legal standing to enter into this Agreement such as, by way of example and not limitation, individual or natural persons, corporations, partnerships (limited or general), joint-ventures, associations, business trusts, limited liability companies/partnerships, business trusts, trusts (whether revocable or irrevocable), pension or profit sharing plans, individual retirement accounts, or fiduciary or custodial arrangements.

          (H) "SFD DATA" shall mean all information generated by the Stress Field Detector and the SFD Technology which, when interpreted, can be used to identify deposits of Hydrocarbons.

          (I)  "SFD DATA FEE" is defined in section 5(a).
                                            -------------

          (J) "SFD TECHNOLOGY" shall mean the technologies and scientific theories upon which the Stress Field Detector is based.

          (K) "STRESS FIELD DETECTOR" shall mean that certain device owned by Momentum, together with all enhancements and know-how relating thereto, which device uses the SFD Technology to identify, among other things, deposits of Hydrocarbons.

          (L) "SUBSIDIARY" means any subsidiary of a party (or subsidiary of a subsidiary of a party), regardless of form of entity, such as a corporation, partnership, limited partnership or limited liability company, but with the exception of joint ventures or third party arrangements described in section
                                                                     -------
4(ii).
------
     2.   PROVISION OF SFD DATA

          (A)  OBLIGATIONS OF MOMENTUM AND LISZICASZ.   Momentum agrees that it
               -------------------------------------
will use its best efforts to survey, with the Stress Field Detector, certain geographic areas throughout the world which have been mutually pre-selected by both Momentum and Pinnacle International from time-to-time during the term of this Agreement (the "Designated Search Areas"), and to provide all raw SFD Data resulting from such surveys to Pinnacle International for its exclusive use for the identification and exploitation of Hydrocarbons in accordance with the terms of this Agreement. The surveys shall be conducted by vehicle, airplane or such other method of transportation as mutually agreed upon by Momentum and Pinnacle International, and the surveys shall be conducted by Liszicasz or, under the general supervision of Liszicasz, by such personnel of Momentum as have appropriate levels of training as to conduct such surveys. Momentum agrees that it shall provide not less than five hundred (500) hours per year of trained manpower to generate the SFD Data with respect to the Designated Search Areas. Momentum and Liszicasz each further agree that Liszicasz shall (subject to his obligations as an employee of Pinnacle International) be available to perform such obligations for Momentum on behalf of Pinnacle International until at least December 31, 2005, unless Liszicasz is unable to render such services by reason of death or disability (as such term is defined in section 3).
                                                   ----------

          (B)  CAPITAL COSTS.   Pinnacle International agrees to provide, at its
               -------------
own cost and expense, such customized vehicles, with such customized equipment (other than the Stress Field Detector and enhancements thereto), as are reasonably requested by Momentum to conduct its survey work and to generate the
SFD Data for Pinnacle International.   Pinnacle International shall reserve
title to all such vehicles and equipment. Momentum shall retain title to the Stress Field Detector and all enhancements thereto.

          (C)  OTHER SURVEY COSTS.   Pinnacle International shall pay for
               ------------------
directly, or reimburse Momentum for, all direct costs and expenses incurred by Momentum in conducting all survey work relating to a Designated Search Area including, without limitation, all equipment or vehicle rentals, gas, meals, lodging, and a per diem to Momentum's employees, consultants and/or agents based upon their hourly compensation; provided, however, in no event shall Pinnacle International be responsible for paying any per diem to Liszicasz or Stinson, nor shall Pinnacle International be responsible for any corporate overhead of Momentum.

     3.   INTERPRETATION OF SFD DATA; IDENTIFICATION OF PROSPECTS

          Liszicasz, in his capacity as an employee and/or agent of Pinnacle International, shall initially interpret all raw SFD Data provided to Pinnacle International by Momentum, to ascertain whether there is a reasonable likelihood that there are commercially extractable amounts of Hydrocarbons in any given Designated Search Area. Each such identified area is hereinafter referred to as a "Prospect." Liszicasz and Pinnacle International shall use their best efforts to train mutually acceptable personnel of Pinnacle International to conduct such identification under the general supervision of Liszicasz as soon as it is reasonably practicable. Subject to his obligations under section 2(a),
                                                          ------------
Liszicasz agrees that he shall, as an employee and agent of Pinnacle International, and subject to the terms of a mutually acceptable employment agreement with Pinnacle International to be executed after this Agreement, be available to perform such obligations until at least December 31, 2005, unless Liszicasz is unable to render such services by reason of death or disability (as defined in such employment agreement). Pinnacle International and Liszicasz agree to use their best efforts to interpret any SFD Data provided to them by Momentum as soon as reasonably practicable following the provision thereof by Momentum.

     4.   COMMERCIAL EXPLOITATION OF PROSPECTS

          Within one hundred eighty (180) days after designation by Pinnacle International of any given Designated Search Area as a Prospect, Pinnacle International agrees that it shall, either directly or through its wholly-owned Subsidiaries, or indirectly through joint ventures and/or other third parties, use its best efforts to commercially and economically exploit the Prospect for its Hydrocarbon potential. Such exploitation may occur through one or a combination of the following, as selected by Pinnacle International in its reasonable discretion, and/or such other method of exploitation as shall be determined to be reasonable by Pinnacle International: (i) the direct acquisition by Pinnacle International and/or its wholly-owned Subsidiaries of the legal rights for the further exploration, development and production of Hydrocarbons with respect to the Prospect; (ii) subject to the obligations of Pinnacle International and its Subsidiaries under section 8, the indirect
                                                  ---------
acquisition by Pinnacle International and/or its wholly-owned Subsidiaries of the legal rights for the further exploration, development and production of Hydrocarbons with respect to the Prospect through joint-ventures or other arrangements with third parties; and/or (iii) the sale by Pinnacle International and/or its wholly-owned Subsidiaries and/or its joint venture partners of the legal rights for the further exploration, development and production of Hydrocarbons with respect to the Prospect, or (subject to the obligations of Pinnacle International and its wholly-owned Subsidiaries under section 8) of a
                                                               ---------
"lead" for the Prospect to a third party.

          Pinnacle International will use its best efforts to commercially exploit the Prospects through one or more of the foregoing methods, and will diligently pursue such efforts, unless it is not, in Pinnacle International's opinion, commercially reasonable to make any such acquisition and/or to pursue such exploration, development and/or production, and/or enter into any such agreement with a joint venture partner and/or other third party. Momentum understands that Pinnacle International's present preference and intent is to commercially exploit the Prospects through joint-venture arrangements wherein the joint venture (or Pinnacle International's joint venture partner(s) in the joint venture) will pursue the acquisition of the legal rights for the further exploration, development and production of Hydrocarbons with respect to the Prospect, and will provide all or part of the financing required to do so, and assume the financial risk attendant to such acquisition or development. Momentum agrees that it will cooperate in collecting raw SFD Data pursuant to the terms of this Agreement in connection with any such joint ventures and/or third party arrangements.

     5.   PAYMENT OF SFD DATA FEE TO MOMENTUM RESULTING FROM
          COMMERCIAL EXPLOITATION OF PROSPECTS


          (A)  PAYMENT OF FEE TO MOMENTUM FOR PROVISION OF SFD DATA.   In
               ----------------------------------------------------
consideration of Momentum providing SFD Data to Pinnacle International for its exclusive worldwide use for the identification and exploitation of Hydrocarbons in accordance with the terms of this Agreement, Pinnacle International shall pay to Momentum a fee (the "SFD Data Fee") equal to: (i) one percent (1%) of the "Prospect Revenues" (as such term is defined below) actually received by Pinnacle International and/or its Subsidiaries with respect to the commercial exploitation of each Prospect for which SFD Data is provided by Momentum to Pinnacle International on or before December 31, 2000, and (ii) five percent
                       ------------
(5%) of the Prospect Revenues actually received by Pinnacle International and/or its Subsidiaries with respect to the commercial exploitation of each Prospect for which SFD Data is provided by Momentum to Pinnacle International after
                                                                     -----
December 31, 2000. The term "Prospect Revenues" generally means the aggregate of all gross revenues received by Pinnacle International and/or its Subsidiaries with respect to the commercial exploitation of all Prospects calculated, by way of example and not limitation, as follows:

               (i) If Pinnacle International and/or its Subsidiaries indirectly acquire the legal rights for the further exploration, development and production of Hydrocarbons with respect to a Prospect through joint-ventures and/or other arrangements with third parties, then the Prospect Revenues from such Prospect will be the cash flows received by Pinnacle International and/or its Subsidiaries from such joint venture and/or third party, whether from the sale of Hydrocarbons or the sale by the joint venture and/or third party of its interest in such Prospect.

               (ii) If Pinnacle International and/or its Subsidiaries sell or transfer the legal rights for (or "leads" relating to) a Prospect, then the Prospect Revenues from such Prospect will be the gross consideration received by Pinnacle International and/or its Subsidiaries as a result of such sale or transfer.

               (iii) If Pinnacle International and/or its Subsidiaries directly acquire the legal rights for the further exploration, development and production of Hydrocarbons with respect to a Prospect, and independently extract and sell Hydrocarbons from such Prospect, then the Prospect Revenues from such Prospect will be the gross cash flows received by Pinnacle International and/or its Subsidiaries from the sale of such Hydrocarbons.

               Pinnacle International and/or its Subsidiaries acknowledge and agree that they shall not be entitled to deduct any expenses, costs, capital or equity investment and/or loans against payments of any Prospect Revenues to Momentum (such as acquisition, development, extraction, marketing and/or distribution costs which would be incurred should Pinnacle International and/or its Subsidiaries directly exploit the Prospect without joint venture partners), it being understood that Momentum has an interest in gross revenues generated by a Prospect without offset or deduction. Notwithstanding the foregoing, Momentum understands and agrees that Prospect Revenues arising from distributions from joint ventures and/or third party arrangements may, based upon the terms and conditions of such joint venture, be made after the joint venture has deducted costs, expenses and reserves, or repaid capital provided by the joint venture and/or other third party, and Momentum further agrees that it shall have no right to "gross up" the Prospect Revenues to reflect the pre-distribution deduction by the joint venture or other third party of such costs, expenses and reserves and/or repayment of capital.

               The parties further acknowledge that the foregoing examples set forth in clauses (i) through (iii) above are merely examples, and do not fully
         -----------         -----
reflect many methods by which Pinnacle International may commercially and economically exploit a Prospect, with and without the participation of joint venture and/or other third parties. Accordingly, the parties agree that the SFD Data Fee shall be liberally interpreted to apply to each and every transaction by which Pinnacle International and/or any of its Subsidiaries exploit the Prospect to ensure that Momentum receives such equitable portion of the total return received by Pinnacle International and/or its Subsidiaries as to enable Momentum to receive the benefit of its bargain, subject to avoidance of duplicative payments by Pinnacle International and its Subsidiaries. In order to avoid any disputes or misunderstandings, Pinnacle International and Momentum agree to use their best efforts, while Pinnacle International is formulating its proposed method to exploit a Prospect, to outline in writing, prior to committing to such method, the economics of the proposed method of exploitation consistent with the terms of this Agreement. Should the parties be unable to agree upon such economics, they agree that such issue shall be resolved by arbitration (an "Arbitration Proceeding") before the American Arbitration Association (the "Arbitration Authority") located in Carson City, Nevada, according to the rules and practices of the Arbitration Authority from time-to-time in force, unless the parties mutually agree upon a different Arbitration Authority and/or different location for such Arbitration Proceeding.

          (B)  TERMS OF PAYMENT OF SFD FEE.   The SFD Data Fee shall be paid to
               ---------------------------
Momentum within fifteen (15) days of the end of each calendar quarter in which Pinnacle International and/or any of its Subsidiaries collect Prospect Revenues with respect to any Prospect. The obligation to pay the SFD Data Fee shall continue following the termination of this Agreement with respect to any Prospect for which SFD Data was provided by Momentum to Pinnacle International on or before the effective date of such termination. The parties acknowledge that the SFD Data Fee is separate from any salary, compensation or other benefits payable by Momentum to Liszicasz and/or Stinson attributable to their capacities as officers, directors, employees or stockholders of Pinnacle International and/or of any of its Subsidiaries.

          (C)  REPORTS.   Within fifteen (15) days after the end of each
               -------
quarter, irrespective of whether any Prospect Revenues have been collected by Pinnacle International and/or any of its Subsidiaries or whether any sum is then due to Momentum, Pinnacle International shall deliver to Momentum a complete and accurate written statement setting forth: (i) total Prospect Revenues earned or accrued with respect to each Prospect in such quarter; (ii) total Prospect Revenues collected with respect to each Prospect in such quarter; (iii) the SFD Data Fee earned with respect to each Prospect in such quarter; (iv) Pinnacle International's calculation of the amount of the SFD Data Fees then due Momentum for the period covered by such report; ;and (v) such other information reasonably requested by Momentum with respect to each Prospect, in specific detail so as to allow an audit of underlying documents.

          (D)  BOOKS AND RECORDS.  During the period that Pinnacle International
               -----------------
shall be obligated to pay to Momentum a SFD Data Fee, Pinnacle International shall keep or cause to be kept accurate, complete and up-to-date books of accounts separately stating records of all revenues earned, accrued and/or collected with respect to each Prospect, and all costs, expenses, and investments in such Prospect.

          (E)  INSPECTION.  During the period that Pinnacle International and/or
               ----------
its Subsidiaries shall be obligated to pay to Momentum the SFD Data Fee, Momentum or its authorized representatives shall have the right to inspect all records of Pinnacle International and/or its Subsidiaries with respect to the Prospects, and to make copies of said records utilizing the facilities Pinnacle International and/or its Subsidiaries without charge, and shall have free and full access thereto on reasonable notice during the normal business hours of Pinnacle International and/or its Subsidiaries. In the event that such inspection or audit reveals an underpayment by Pinnacle International and/or its Subsidiaries of SFD Data Fees and/or any other amounts then due to Momentum under this Agreement, Pinnacle International and/or its Subsidiaries shall upon written notice pay to Momentum the balance of all such amounts found to be due pursuant to such audit inspection, together with interest thereon at the "best commercial customer" rate of the largest bank in terms of assets in the eleventh district of the Federal Reserve, plus four percent (4%) per annum from the date such amounts first became due to Momentum, until all such amounts have been paid in full. If such inspection or audit discloses that, for the annual period reviewed or audited, Pinnacle International has underpaid or understated its SFD Data Fee obligation under this Agreement by five percent (5%) or more, then Pinnacle International shall also pay the reasonable professional fees of the independent representatives engaged to conduct or review such inspection or audit.

     6.   SECURITY INTERESTS GRANTED TO MOMENTUM

          As security for Pinnacle International's obligation to pay the SFD Data Fee, it agrees that it shall execute a Security Agreement in form reasonably acceptable to Momentum with respect to any interest in any Prospect acquired by Pinnacle International and/or its Subsidiaries, which will grant to Momentum a security interest in any Prospect Revenues generated by Pinnacle International and/or its Subsidiaries in such Prospect. The grant of the security interest shall not exceed the anticipated aggregate SFD Data Fee payable to Momentum with respect to such Prospect

     7.   PROVISION OF PERFORMANCE OPTIONS TO MOMENTUM

          (A)  GRANT OF PERFORMANCE OPTIONS.   Commencing January 1, 2001, and
               ----------------------------
thereafter during the term of this Agreement as it may be renewed, and subject to any restrictions imposed by any federal, state or provincial securities or corporate law, and/or the rules of any stock exchange as may be applicable, Pinnacle International shall grant to Momentum, on a quarterly basis based upon the aggregate production of Hydrocarbons by Prospects during each month, or portion thereof, in such quarters, options (the "Performance Options") to purchase such number of shares of its Common Stock (the "Option Shares") as determined in accordance with subsection (b) below. The obligation to grant
                              --------------
options shall terminate upon the termination of this Agreement. Each Performance Option shall be exercisable in whole or in part during its applicable term.

Pinnacle International shall, as soon as possible following each quarter in which the Performance Options are earned, deliver a written stock option certificate to Momentum to evidence the grant of the Performance Option, and containing such reasonable terms as are usual or customary in stock option certificates. Notwithstanding the foregoing, the Performance Options shall not be subject to any vesting conditions.

          (B)  NUMBER OF OPTION SHARES.  For each month in which the Prospects
               -----------------------
or any of them produce Hydrocarbons, Momentum shall be granted Performance Options to purchase sixteen thousand (16,000) Option Shares if and only if the number of barrels of Hydrocarbons produced in the aggregate by such Prospects during such month exceeds twenty thousand (20,000) barrels (rounded up or down). Notwithstanding the foregoing, the number of shares to be subject to Performance Options under the prospective grant shall not exceed the difference between (i) eight percent (8%) of the total number of shares of Common Stock outstanding as of the last day of such month, and (ii) the total number of unexpired and unexercised Option Shares as of the last day of such month, including those to be granted with respect to production of Hydrocarbons in such month.

          For purposes of calculation: (i) production of Hydrocarbons with respect to any Prospects not then owned by Pinnacle International and/or its Subsidiaries and/or indirectly owned by Pinnacle International and/or its Subsidiaries through any joint venture and/or third party arrangement shall be disregarded; and (ii) production of Hydrocarbons with respect to any Prospects indirectly owned by Pinnacle International and/or its Subsidiaries through any joint venture and/or third party arrangement shall be multiplied by a fraction, the numerator of which shall be the participation percentage of Pinnacle International and/or its Subsidiaries in such joint venture or third party arrangement, and the denominator of which shall be the participation percentages of all parties to such joint venture or third party arrangement.

          (C)  PRICE OF PERFORMANCE OPTIONS.  The exercise price for the
               ----------------------------
Performance Options (the "Option Price") shall be in United States dollars, and shall be equal to the "Fair Market Value" of Pinnacle International's Common Stock on the last business day of the quarter of calculation, determined in accordance with the following principles:

               (i) If the Common Stock is traded on a stock exchange on the date in question, the Fair Market Value of the Option Shares will be equal to the closing bid price of Common Stock on the principal exchange on which the Common Stock is then trading as reported by such exchange, or if the Common Stock is not traded on such date, on the next preceding trading day during which a sale occurred;

               (ii) If the Common Stock is traded over-the-counter on the NASDAQ National Market on the date in question, the Fair Market Value of the Option Shares will be equal to the last sales price of the Common Stock as reported by NASDAQ, or if the Common Stock is not traded on such date, on the next preceding trading day;

               (iii) If the Common Stock is traded over-the-counter on the NASDAQ SmallCap Market, or on the NASD Electronic Bulletin Board or Pink Sheets on the date in question, the Fair Market Value of the Option Shares will equal the mean between the closing representative bid and asked price for the Common Stock on such date as reported by NASDAQ or the NASD (as the case may be), or if the Common Stock is not traded on such date, on the next preceding trading day;

               (iv) If the Common Stock is not publicly traded on an exchange and is not traded over-the-counter on NASDAQ or the NASD Electronic Bulletin Board or the NASD Pink Sheets, the Fair Market Value of the Option Shares shall be determined by the Board of Directors of Pinnacle International acting in good faith on such basis as it deems appropriate; and

               (v)    Anything in subsections (i) through (iv) above to the
                                  ---------------         ----
contrary notwithstanding, under no circumstances shall the Fair Market Value of the Option Shares be less than their par value.

          Notwithstanding the foregoing, the Option Price shall not be less than
(i) that allowed under the exemption from registration or qualification under the applicable federal, state or provincial securities laws as selected pursuant to subsection 7(g) below; and (ii) if the Common Stock is traded on a stock exchange or over-the-counter on NASDAQ, the Option Price may not be less than the minimum price permitted by such stock exchange or by NASDAQ.


          (D)  TERM OF PERFORMANCE OPTIONS.  The effective date of the grant of
               ---------------------------
the Performance Options shall be the first day of the first month following the date of calculation, and such Performance Options shall terminate to the extent not fully exercised within three (3) years from the effective date of grant.

          (E)  PAYMENT FOR OPTION SHARES.  Full payment for the Option Shares to
               -------------------------
be purchased by exercise of the associated Performance Option shall be made by Momentum as follows (or any combination of the following):

               (i) In immediately available funds, in United States dollars; and/or

               (ii) The surrender or relinquishment of options, warrants or other rights to acquire Common Stock held by Momentum and/or its Affiliates, with a Fair Market Value on the date of such surrender or relinquishment equal to the aggregate Option Price of the Option Shares with respect to which the Performance Option or portion is thereby exercised; and/or

               (iii)  If expressly consented to by Pinnacle International:

                      (1) The surrender or relinquishment of options, warrants or other rights to acquire Common Stock held Momentum and/or its Affiliates, with a Fair Market Value on the date of such surrender or relinquishment equal to the aggregate Option Price of the Option Shares with respect to which the Performance Option or portion is thereby exercised; or

                      (2) A full recourse promissory note bearing interest at a rate as shall then preclude the imputation of interest under the Internal Revenue Code of 1986, as amended, and payable upon such terms as may be prescribed by Pinnacle International. Pinnacle International shall prescribe the form of such note and the security to be given for such note. Notwithstanding the foregoing, no Performance Option may be exercised by delivery of a promissory note or by a loan from Pinnacle International if such loan or other extension of credit is prohibited by law at the time of exercise of this Performance Option or does not comply with the provisions of Regulation G promulgated by the Federal Reserve Board with respect to "margin stock" if Pinnacle International and Momentum are then subject to such Regulation.


          (F)  ASSIGNABILITY.  Except as provided below, the Performance Options
               -------------
may not be exercised by any Person other than Momentum, nor Transferred (as such term is defined below) by Momentum. Any exercise or Transfer of a Performance Option in violation of the foregoing shall be null and void ab initio and of no further force and effect. Notwithstanding the foregoing, in the case of Performance Options other than (A) those granted or awarded pursuant the exemption from registration or qualification afforded under Rule 701 of the Securities Act of 1933, as amended (the "Securities Act"), or (B) Options registered with the United States Securities and Exchange Commission on Form S-8, Pinnacle International shall permit a Transfer with respect to an Affiliate of Momentum, and may, in its sole discretion and without any obligation to do so, permit a Transfer with respect to any other proposed transferee, provided the exemption from registration or qualification to be relied upon under applicable federal, state and/or territorial securities laws permits such action. Upon the death of any natural Person holding a Performance Option, such Options may be Transferred to such deceased Person's successors pursuant to will or the laws of descent or distribution by reason of the death of such Person, and may thereafter be exercised by such Person's successors. The term "Transfer" means any transfer or alienation of a Performance Option which would directly or indirectly change the legal or beneficial ownership thereof, whether voluntary or by operation of law, regardless of payment or provision of consideration, including, by way of example and not limitation: (i) the sale, assignment, bequest or gift of the Performance Option; (ii) any transaction that creates or grants an option, warrant, or right to obtain an interest in the Performance Option; (iii) any transaction that creates a form of joint ownership in the Performance Option between Momentum and one or more other Persons; and/or (iv) any Transfer of the Performance Option to a creditor of Momentum, including the hypothecation, encumbrance or pledge of the Performance Option or any interest therein, or the attachment or imposition of a lien by a creditor of Momentum on the Performance Option or any interest therein which is not released within thirty (30) days after the imposition thereof.

          (G)  REGISTRATION OR EXEMPTION FROM REGISTRATION.  In no event shall
               -------------------------------------------
Pinnacle International be required at any time to register the Performance Options and/or the Option Shares under the Securities Act (including, without limitation, as part of any primary or secondary offering, or pursuant to Form S-
8) or under any applicable state or territorial securities laws (the "Blue Sky Laws"). In the event Pinnacle International does not register or qualify the Performance Options and/or the Option Shares, such securities shall be issued in reliance upon such safe harbors and/or exemptions from registration or qualification under the Securities Act (such as Regulation S, Regulation D and/or Rule 701) and any applicable Blue Sky Laws that Pinnacle International and its legal counsel, in their reasonable discretion, shall determine to be appropriate and necessary with respect to any particular offer or sale of such securities. Anything in this section to the contrary notwithstanding, the Performance Options and/or the Option Shares shall be subject to such holding periods as may be mandated by any safe harbors or exemptions from registration relied upon under the Securities Act and/or any applicable Blue Sky Laws.

          (H)  LEGEND.  In the event Pinnacle International does not register
               ------
the Performance Options and/or the Option Shares under the Securities Act, Pinnacle International reserves the right to place such legend on the certificate representing such securities as it deems necessary to comply with the Securities Act and such applicable Blue Sky Laws being relied upon by Pinnacle International.

     8.   COMPETITIVE PRACTICES

          (A)  BY MOMENTUM AND AFFILIATES.   During the term of this Agreement,
               --------------------------
Momentum and its Subsidiaries shall not, without the prior written consent of Pinnacle International, which consent it may withhold in its sole discretion:
(i) except for the account of Pinnacle International under the terms of this Agreement, engage in the business of identifying or exploiting deposits of Hydrocarbons for itself and/or its Subsidiaries and/or for any other party; (ii) except as provided below in this subsection, license or sublicense and/or provide the Stress Field Detector, the SFD Technology and/or the SFD Data to any party for any purpose, or in any way create a de facto license or sublicense;
(iii) disclose confidential and/or proprietary information relating to the Stress Field Detector, the SFD Technology and/or the SFD Data to any party other than Pinnacle International and/or its Subsidiaries; or (iv) except as provided in this subsection and in section 14(e), sell, assign or transfer (whether
                          -------------
directly or indirectly through a merger, consolidation, conversion, sale of assets, sale or exchange of securities, or otherwise) its business, or license or sublicense the Stress Field Detector, the SFD Technology an/or the SFD Data, to any party (other than Pinnacle International and/or its Subsidiaries). Notwithstanding clause (i) above, Momentum and its Subsidiaries may, without the
                ----------
consent of Pinnacle International, use the Stress Field Detector, the SFD Technology and/or the SFD Data (including all SFD Data generated on behalf of Pinnacle International under this Agreement), for any business other than the identification and/or exploitation of Hydrocarbons. Notwithstanding clause (ii)
                                                                    -----------
and (iv) above, Pinnacle International shall consent to the provision of raw SFD
--------
Data (including all SFD Data generated on behalf of Pinnacle International under this Agreement) by Momentum to its joint-venture partners and/or third parties for interpretation so long as: (1) the use and interpretation of such raw SFD Data by such joint-venture partners and/or third parties is limited to purposes other than the identification and/or exploitation of Hydrocarbons; and (2) such joint venture partners and/or third parties do not have access to the Stress Field Detector and the SFD Technology. In order to facilitate the foregoing covenant, Momentum and each of its Subsidiaries and Affiliates will execute a Competitive Practices Agreement in form reasonably satisfactory to Pinnacle International following execution of this Agreement.

          (B)  BY PINNACLE INTERNATIONAL AND AFFILIATES.   During the term of
               ----------------------------------------
this Agreement, Pinnacle International and its Affiliates shall not, without the prior written consent of Momentum, which consent it may withhold in its sole discretion: (i) except for the account of Momentum and/or its Subsidiaries, engage in the business of identifying or exploiting deposits other than
                                                             ----------
Hydrocarbons which have been identified using the Stress Field Detector, (ii) license or sublicense and/or provide the SFD Data or interpretations thereof to any party (other than to the Subsidiaries and/or joint venture and/or other third party arrangement pursuant to the terms of this Agreement) for any purpose, or in any way create a de facto license or sublicense; (iii) disclose confidential and/or proprietary information relating to the Stress Field Detector, the SFD Technology and/or the SFD Data to any party (other than Momentum and/or its Subsidiaries); or (iv) except as provided in section 14(e),
                                                                 -------------
sell, assign or transfer (whether directly or indirectly through merger, consolidation, conversion, sale of assets, sale or exchange of securities, or otherwise) its business or rights to the SFD Data. In order to facilitate the foregoing covenant, Pinnacle International and each of its Subsidiaries and Affiliates will execute a Competitive Practices Agreement in form reasonably satisfactory to Momentum following execution of this Agreement.

     9.   TERM

          (A)  INITIAL TERM.   This Agreement shall be deemed effective as of
               ------------
January 1, 1996 and, unless previously terminated as provided in this Agreement, shall remain in effect until December 31, 2005.

          (B)  AUTOMATIC RENEWAL; TERMINATION BY PINNACLE INTERNATIONAL.  Unless
               --------------------------------------------------------
this Agreement is previously terminated by either party as provided below, this Agreement will be automatically renewed for additional one (1) year terms (each a "Renewal Term") following the expiration of the Initial Term, or, if applicable, the expiration of a Renewal Term (collectively and severally, each a "Term"), unless Pinnacle International gives written notice to Momentum, no
         ------
later than sixty (60) days prior to the expiration of such pending Term, of its election not to automatically renew this Agreement for an additional year.
         ---

          (C)  TERMINATION BY MOMENTUM.   In addition to any other rights of
               -----------------------
termination that Momentum may have hereunder, Momentum shall have the right to terminate this Agreement upon written notice to Pinnacle International at any time if one or more of the following shall occur (subject to the cure provisions set forth below):

               (i) Pinnacle International shall fail to make any payment of the SFD Data Fee, or any other amount due hereunder;

               (ii) Pinnacle International and its Subsidiaries shall have collectively abandoned or discontinued the conduct of its oil and gas exploration and/or exploitation business;

               (iii) Pinnacle International shall dissolve or liquidate (except into a wholly-owned Subsidiary and/or pursuant to a transaction which satisfies the provisions of section 14(e)(i));
                  ----------------

               (iv) Pinnacle International shall make any assignment for the benefit of creditors, or shall file or have filed against it any petition under any federal, state or provincial bankruptcy or statute, which petition under any federal, state or provincial bankruptcy or similar statute is not vacated within ninety

(90) days, or Pinnacle International takes advantage of any insolvency or similar law, or if any receiver is appointed for Pinnacle International's business or property; and/or

               (v) Pinnacle International shall fail to perform any other material covenant, agreement or term of this Agreement.

               In the event any of the events described above in this subsection
                                                                      ----------
9(c) occurs, Momentum shall give notice of termination in writing to Pinnacle
----
International in accordance with the notice provisions herewith and, should such event be reasonably susceptible of being cured, Pinnacle International shall be entitled to a grace period of ninety (90) days following receipt of written notice of such event (or such longer period of time as is reasonable should such event be of a character which cannot be cured within a period of ninety (90)
days), to cure such event to the reasonable satisfaction of Momentum, provided that Pinnacle International promptly commences to cure such event and uses reasonable diligence thereafter in curing such event.

          (D)  CHANGE IN CONTROL. Anything herein to the contrary
               -----------------
notwithstanding, the Initial Term or the Renewal Term, as applicable, shall, at the election of Momentum delivered by written notice to Pinnacle International, terminate effective upon a Change In Control.

     10.  PROTECTION OF INTELLECTUAL PROPERTY RIGHTS

          (A)  INTELLECTUAL PROPERTY RIGHTS.   The parties agree that, for
               ----------------------------
purposes of maintaining secrecy and confidentiality, Momentum shall have no obligation to obtain patent, trademark and/or copyright protection in the United States and/or any other country with respect to the Stress Field Detector and/or SFD Technology. Should Momentum seek patent, trademark and/or copyright protection, it shall do so at its own cost; provided, however, that Pinnacle International shall, if requested by Momentum, furnish necessary specimens or facsimiles for the purpose of patent, trademark, and/or copyright applications, free of cost. Pinnacle International agrees that it will not apply for nor seek to obtain patent, trademark, copyright or any other property rights in or with respect to the Stress Field Detector, the SFD Technology and/or the SFD Data without the prior written consent of Momentum, which consent it may withhold in its sole discretion.

          (B)  PROSECUTION OF INTELLECTUAL PROPERTY ACTIONS RESERVED TO
               --------------------------------------------------------
MOMENTUM.   Momentum shall, at its sole cost and expense, be responsible for the
--------
prosecution and/or defense of any action in the nature of unfair competition, patent infringement, copyright infringement, trademark infringement, or other proprietary right infringement relating to the Stress Field Detector, the SFD Technology and/or the SFD Data. Pinnacle International agrees that it shall cooperate and assist Momentum in the prosecution and/or defense of any such action. Pinnacle International further agrees that it shall not prosecute any action against third parties in the nature of unfair competition, patent infringement, copyright infringement, trademark infringement, or other proprietary right infringement relating to the Stress Field Detector, the SFD Technology and/or the SFD Data without the prior written consent of Momentum, which it may withhold in its sole discretion.

     11.  REPRESENTATIONS AND WARRANTIES OF PARTIES

          (A)  BY ALL PARTIES.   Each of the parties to this Agreement hereby
               --------------
represents and warrants to each of the other parties to this Agreement, each of which is deemed to be a separate representation and warranty, as follows:

               (i)    Organization, Power and Authority.   Such party, if an
                      ---------------------------------
entity, is duly organized, validly existing and in good standing under the laws of its state, territory or province of incorporation or organization, and has all requisite corporate or other power and authority to enter into this Agreement.

               (ii)   Authorization and Validity of Agreement.   The execution
                      ---------------------------------------
and delivery of this Agreement by such party, and the performance by such party of the transactions herein contemplated, have, if such party is an entity, been duly authorized by its governing organizational documents, and are not prohibited by its governing organization documents, and no further corporate or other action on the part of such party is necessary to authorize this Agreement, or the performance of such transactions. This Agreement has been duly executed and delivered by such party and, assuming due authorization, execution and delivery by all of the other parties hereto, is valid and binding upon such party in accordance with its terms, except as limited by: (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditor rights generally; and (2) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

               (iii)  No Breach or Conflict.   Neither the execution or delivery
                      ---------------------
of this Agreement, nor the performance by such party of the transactions contemplated herein: (i) if such party is an entity, will breach or conflict with any of the provisions of such party's governing organizational documents; or (ii) to the best of such party's knowledge and belief, will such actions violate or constitute an event of default under any agreement or other instrument to which such party is a party.

          (B)  BY MOMENTUM AND LISZICASZ.  Momentum and Liszicasz each hereby
               -------------------------
represent and warrant to Pinnacle International, each of which is deemed to be a separate representation and warranty, as follows:

               (i)    No Previous Grants.  Momentum and Liszicasz have not sold,
                      ------------------
assigned, transferred, conveyed or encumbered any rights with respect to the use of the Stress Field Detector and/or SFD Technology which are inconsistent with the rights granted to Pinnacle International hereunder.

               (ii) No Infringement. The granting of exclusive rights to Pinnacle International for the use of the SFD Data to identify and exploit Hydrocarbons, and the use of the Stress Field Detector and the SFD Technology by Momentum in generating and providing such SFD Data to Pinnacle International, will not infringe upon or violate any intellectual property right of any other Person including, without limitation, any patent, tradename, trademark, copyright or other proprietary right of any other Person.

          (C)  BY PINNACLE INTERNATIONAL.  Pinnacle International hereby
               -------------------------
represents and warrants to Momentum, each of which is deemed to be a separate representation and warranty, as follows:

               (i)    No Challenge of Title.   Neither Pinnacle International
                      ---------------------
nor any of its Subsidiaries will challenge the validity of Momentum's ownership and title in and to the Stress Field Detector, the SFD Technology and/or the SFD Data (except with respect to Pinnacle International's rights under this Agreement), or any patent, trademark, copyright or other intellectual property right pertaining thereto.

               (ii)   No Harm.   Neither Pinnacle International nor any of its
                      -------
Subsidiaries will harm, misuse or bring into dispute the Stress Field Detector, the SFD Technology and/or the SFD Data or their reputation.

     12.  INDEMNIFICATION; DEFENSE OF THIRD-PARTY CLAIMS

          (A)  INDEMNIFICATION.   Each party hereto (an "Indemnitor" for
               ---------------
purposes of this subsection 12(a)) agrees to indemnify and hold each other party
                 ----------------
and each of the other party's respective successors, assigns, heirs, agents, affiliates, parents, subsidiaries, divisions, partners, joint venturers, officers, employees, directors, shareholders, insurers and representatives (collectively and severally, "Indemnitee(s)") harmless from and against any and all "Losses" (as such term is defined below) directly or indirectly asserted against, imposed upon, or incurred or suffered or sustained by such Indemnitee, whether foreseeable or unforeseeable, and whether meritorious or not meritorious, based upon or related to or arising from any of the following (collectively and severally, "Indemnifiable Claim(s)"):

               (i) The breach or threatened breach by the Indemnitor of any of the warranties, obligations, covenants or agreements of such party under this Agreement, or the material inaccuracy of the representations of such party under this Agreement.

               (ii) Any infringement or violation of any patent, trademark, copyright or common law or statutory rights, or proprietary rights by or on account of the Stress Field Detector, the SFD Technology and/or the SFD Data, in which case Momentum shall be deemed the "Indemnitor."

               The Indemnitor shall promptly pay to the Indemnitee his, her or its Losses as such Losses are incurred or, to the extent already paid by the Indemnitor, reimburse such Losses to the Indemnitee promptly upon demand by the Indemnitee.

          (B)  THIRD-PARTY CLAIMS.
               ------------------

               (i)    Notice to Indemnitor.  In the event a third party files or
                      --------------------
brings or threatens to file or bring any action or proceeding based upon or related to or arising from, whether directly or indirectly, an Indemnifiable Claim (collectively and severally, "Third-Party Action(s)"), the Indemnitee agrees that he, she or it shall, as a condition to obtaining indemnification from the Indemnitor under this section 12, with reasonable promptness, give the
                               ----------
Indemnitor written notice of such Third-Party Action (the "Notice"), together with relevant written documents pertaining to the Third-Party Action. The Notice shall state, with respect to each Indemnifiable Claim set forth in such Third-Party Action (collectively and severally, "Third Party Claim(s)"): (1) the amount of the Indemnitee's Losses, if known, and the method of computation thereof, all with reasonable particularity based upon the facts and other information reasonable available to the Indemnitee as of the date of such Notice, and containing a reference to the provisions of this Agreement with respect of which such Indemnifiable Claim arises; (2) the Indemnitee's specific intent to seek such indemnification under this section; and (3) whether the Indemnitee elects to assume and control the defense of the Third-Party Claims.

                      (1) In the event the Notice specifies that the Indemnitee elects to assume and control the defense of the Third-Party Claim, then the Indemnitor may nevertheless assume and control such defense [subject to an insurer's right to control the defense of any litigation] at his, her or its sole cost, expense and ultimate liability, regardless of outcome, and through counsel of his, her or its choice (which counsel shall be reasonably satisfactory to the Indemnitee); provided, however: (A) the Indemnitor first acknowledges in writing his, her or its obligation to unconditionally indemnify the Indemnitee with respect to all Indemnitee Damages that may arise with respect to all such Third-Party Claims, and (2) the Indemnitor gives prompt written notice of his, her or its intention to assume and control the defense to the Indemnitee.

                      (2) If the Indemnitor does not elect to assume and control the defense of the Third-Party Claim as set forth above in clause
                                                                        ------
     (1), or makes such election but then fails to timely undertake such
     ---
     assumption and control of the defense, then the Indemnitee may assume and control such defense [subject to an insurer's right to control the defense of any litigation], through counsel of his, her or its choice, in which case the indemnities of section 12(a) shall govern. In such event the
                             -------------
     Indemnitee shall be entitled to file a cross-complaint against the Indemnitor in the Third-Party Action where the Indemnitee determines such action to be appropriate, in which case the Indemnitor waives any defense to such cross-claim on the grounds that this Agreement bars such action.

                      (3) In the event the Notice specifies that the Indemnitee does not elect to assume and control the defense of the Third-Party Claim, then the Indemnitor may assume and control such defense at his, her or its sole cost and expense, and through counsel of his, her or its choice; provided, however (A) in these circumstances the Indemnitor shall not be required to acknowledge his, her or its obligation to unconditionally indemnify the Indemnitee with respect to any such Third-Party Claims; and (B) the indemnity obligation of the Indemnitor as set forth in section 12(a) shall nevertheless continue to govern.
              -------------

                      (4) Each party who assumes and control the defense of a Third-Party Claim as provided above shall permit the other party to participate in the defense of such Third-Party Claim by counsel of his, her or its own choosing, and at his, her or its own expense.

               (ii)   Advisement; Cooperation.  Counsel handling the Third Party
                      -----------------------
Action on behalf of any party or parties shall diligently defend the matter and shall keep the other parties fully informed of the status of the Third-Party Action, and of any Third-Party Claims, including all relevant facts and information pertaining to the action, claims and strategy to be followed. Each party shall cooperate with each other party and their respective counsel in connection with the defense, compromise, settlement or other resolution of the Third-Party Claims; shall assert the "joint-counsel" privilege or its equivalent where reasonably possible and appropriate; shall make available his, her or its personnel, and provide such testimony and access to books, records, materials and information in their possession or control relating thereto as is reasonably required by the party handling the defense of such action or claims; all at the sole cost and expense of the party defending such Third-Party Claims (unless such defending party is entitled to indemnification as provided herein).

               (iii)  Compromise Or Settlement by Indemnitor.  No Third-Party
                      --------------------------------------
Claim shall be compromised or settled by the Indemnitor without the written consent of the applicable Indemnitee except where: (1) such compromise or settlement involves all Third-Party Claims for which the Indemnitor is liable to the Indemnitee under this section; (2) as a condition of such compromise or settlement, the claimant or plaintiff unconditionally releases the Indemnitee from any liability for all Third-Party Claims; (3) such compromise or settlement will not have any material, non-monetary affect on the Indemnitee, other than as a result of money damages or payment of monies, none of which shall be paid by the Indemnitee; and (4) the Indemnitee is totally indemnified, directly or indirectly, by the Indemnitor for any money damages or payment of monies.

               (iv)   Compromise Or Settlement by Indemnitee.  No Third-Party
                      --------------------------------------
Claim shall be compromised or settled by the Indemnitee without the written consent of the Indemnitor except where: (1) such compromise or settlement involves all Third-Party Claims for which the Indemnitor is liable to the Indemnitee under this section; (2) if the Indemnitor is named as a party to the Third-Party Action, as a condition of such compromise or settlement the claimant or plaintiff unconditionally releases the Indemnitee from any liability for all Third-Party Claims; (3) the Indemnitee releases the Indemnitor from any liability to the Indemnitor under this section 12 with respect to the released
                                       ----------
Third-Party Claims; (4) if the Indemnitor is named as a party to the Third-Party Action, such compromise or settlement will not materially or adversely affect the Indemnitor other than as a result of money damages or payment of monies, none of which shall be paid by the Indemnitor; and (5) if the Indemnitor is named as a party to such action, the Indemnitor is totally indemnified, directly or indirectly, by the Indemnitee for any money damages or payment of monies.

               (v)    Failure of Indemnities.  The obligation of the Indemnitor
                      ----------------------
as set forth in section 12(a) shall not apply if the Indemnitee: (1) fails to
                -------------
give the Notice to the Indemnitor in a reasonably prompt manner and such failure materially prejudices the Indemnitor; (2) if the Indemnitee is not given the opportunity to assume and control the defense of the Third-Party Claims in accordance with subsections (b)(ii)(1) or (b)(ii)(2) above; or (3) the
                ----------------------    ----------
Indemnitee compromises or settles the Third-Party Claims without obtaining the Indemnitor's consent in accordance with subsection (b)(v) above.
                                        -----------------

          (C)  INDEMNITEE'S LOSSES.   The term "Losses" means any losses,
               -------------------
liabilities, damages

(including direct, indirect, consequential, incidental, special and punitive damages of any nature whatsoever), judgements, deficiencies, assessments, penalties, settlements, and legal and other costs and/or expenses of any kind or nature whatsoever, including, without limitation, (i) "fees and costs" associated with any "action or proceeding," and (ii) subject to the limitations set forth above in section 12(b), "fees and costs" incurred in investigating,
                   -------------
preparing and defending any Third-Party Claim and/or incurred with respect to any dispute between the Indemnitee and the Indemnitor, including any cross-claim filed in any Third-Party Action. The term "action or proceeding" shall have the same definition as set forth in section 14(d)(ii) below, and the term "fees and
                                -----------------
costs" shall refer to those items described in section 14(d)(v) below.
                                               ----------------

          (D)  TAX BENEFITS; INSURANCE PROCEEDS.  For purposes of this section
               --------------------------------                        -------
12, all Indemnifiable Claims shall be computed net of: (1) any actual income tax
--
benefit resulting therefrom to the Indemnitee; and (2) any insurance coverage with respect thereto which reduces the amount of the Indemnitee's Losses that would otherwise be sustained; provided, however, that, in all cases, the timing of the receipt or realization of income tax benefits or insurance proceeds shall be taken into account in determining the amount of reduction of the Indemnitee's Losses.

     13.  RELATIONSHIP OF PARTIES

          Notwithstanding any other provision of this Agreement to the contrary, this Agreement and the transactions contemplated herein do not and will not establish or constitute a partnership, joint venture, association, agency or other relationship between the parties except as that of Momentum and Pinnacle International. Neither party, nor such party's officers, employees, directors, shareholders and/or representatives, shall be deemed an employee or agent of the other party, or have any right or authority to act for and/or bind the other party in any way, or represent that the other party is in any way responsible for acts of the other. Momentum shall in no way be responsible for the exploitation and/or development of any Prospect identified with the SFD Data. Each party shall have exclusive liability for the payment of all taxes imposed on such party or its employees or agents which arise in connection with the performance of this Agreement including, without limitation, the payment and/or withholding, as the case may be, of income taxes, property taxes, sales or use taxes, social security and other payroll taxes, workmen's compensation insurance, disability benefits and the like which are measured by the wages, salaries or other remuneration to the extent applicable to the personnel involved, and neither party shall be liable for any such payments which may be assessed against the other party. No right, express or implied, is granted by this Agreement to either party to use in any manner the name of the other or any other trade name or trademark of the other in connection with the performance of this Agreement.

     14.  MISCELLANEOUS

          (A)  PREPARATION OF AGREEMENT; COSTS AND EXPENSES.   This Agreement
               --------------------------------------------
was prepared by Pinnacle International solely on behalf of such party. Each party acknowledges that: (i) he, she or it had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transaction contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transaction contemplated by this Agreement without duress or coercion. Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transaction contemplated by this Agreement, nor was it under any belief or understanding that such legal counsel was representing his, her or its interests. Except as expressly set forth in this Agreement, each party shall pay all legal and other costs and expenses incurred or to be incurred by such party in negotiating and preparing this Agreement; in performing due diligence or retaining professional advisors; in performing any transactions contemplated by this Agreement; or in complying with such party's covenants, agreements and conditions contained herein. Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.

          (B)  COOPERATION.   Each party agrees, without further consideration,
               -----------
to cooperate and diligently perform any further acts, deeds and things, and to execute and deliver any documents that may be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Agreement, all without undue delay or expense.

          (C)  INTERPRETATION.
               --------------

               (i)    Survival.   All representations and warranties made by any
                      --------
party in connection with any transaction contemplated by this Agreement shall, irrespective of any investigation made by or on behalf of any other party hereto, survive the execution and delivery of this Agreement, and the performance or consummation of any transaction described in this Agreement.

               (ii)   Entire Agreement/No Collateral Representations.   Each
                      ----------------------------------------------
party expressly acknowledges and agrees that this Agreement, and the agreements and documents referenced herein: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, memorandums, proposals, commitments, guaranties, assurances, communications, discussions, promises, representations, understandings, conduct, acts, courses of dealing, warranties, interpretations or terms of any kind, whether oral or written, including the Original Technology Agreement (collectively and severally, the "prior agreements"), and that any such prior agreements are of no force or effect except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of prior agreements, or by evidence of subsequent oral agreements. No prior drafts of this Agreement, and no words or phrases from any prior drafts, shall be admissible into evidence in any action or suit involving this Agreement.

               (iii)  Amendment; Waiver; Forbearance.   Except as expressly
                      ------------------------------
provided otherwise herein, neither this Agreement nor any of the terms, provisions, obligations or rights contained herein, may be amended, modified, supplemented, augmented, rescinded, discharged or terminated (other than by performance), except by a written instrument or instruments signed by all of the parties to this Agreement. No waiver of any breach of any term, provision or agreement contained herein, or of the performance of any act or obligation under this Agreement, or of any extension of time for performance of any such act or obligation, or of any right granted under this Agreement, shall be effective and binding unless such waiver shall be in a written instrument or instruments signed by each party claimed to have given or consented to such waiver and each party affected by such waiver. Except to the extent that the party or parties claimed to have given or consented to a waiver may have otherwise agreed in writing, no such waiver shall be deemed a waiver or relinquishment of any other term, provision, agreement, act, obligation or right granted under this Agreement, or any preceding or subsequent breach thereof. No forbearance by a party to seek a remedy for any noncompliance or breach by another party hereto shall be deemed to be a waiver by such forbearing party of its rights and remedies with respect to such noncompliance or breach, unless such waiver shall be in a written instrument or instruments signed by the forbearing party.

               (iv)   Remedies Cumulative.   The remedies of each party under
                      -------------------
this Agreement are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

               (v)    Severability.   If any term or provision of this Agreement
                      ------------
or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws, then, and in that event: (1) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Agreement, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable; and (2) the remaining part of this Agreement (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby, and shall continue in full force and effect to the fullest extent provided by law.

               (vi)   Parties in Interest.   Notwithstanding anything else to
                      -------------------
the contrary herein, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and assigns, if any, as may be permitted hereunder, nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement. Notwithstanding the prior sentence, the parties acknowledge that the subsidiaries of Pinnacle International and Momentum and their respective successors and assigns are a third-party beneficiary of this Agreement.

               (vii)  No Reliance Upon Prior Representation.   Each party
                      -------------------------------------
acknowledges that: (1) no other party has made any oral representation or promise which would induce them prior to executing this Agreement to change their position to their detriment, to partially perform, or to part with value in reliance upon such representation or promise; and (2) such party has not so changed its position, performed or parted with value prior to the time of the execution of this Agreement, or such party has taken such action at its own risk.

               (viii) Headings; References; Incorporation; "Person;" Gender;
                      ------------------------------------------------------
Statutory References.   The headings used in this Agreement are for convenience
--------------------
and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Agreement or any provision hereof. References to this Agreement shall include all amendments or renewals thereof. All cross-references in this Agreement, unless specifically directed to another agreement or document, shall be construed only to refer to provisions within this Agreement, and shall not be construed to be referenced to the overall transaction or to any other agreement or document. Any Exhibit referenced in this Agreement shall be construed to be incorporated in this Agreement by such reference. As used in this Agreement, the term "person" is defined in its broadest sense as any individual, entity or fiduciary who has legal standing to enter into this Agreement such as, by way of example and not limitation, individual or natural persons and trusts. As used in this Agreement, each gender shall be deemed to include the other gender, including neutral genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires. Any reference to statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

          (D)  ENFORCEMENT.
               -----------

               (i)    Applicable Law.   This Agreement and the rights and
                      --------------
remedies of each party arising out of or relating to this Agreement (including, without limitation, equitable remedies) shall (with the exception of the applicable securities laws) be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles) of the State of Nevada, as if this Agreement were made, and as if its obligations are to be performed, wholly within the State of Nevada.

               (ii)   Consent to Jurisdiction; Service of Process.   Any "action
                      -------------------------------------------
or proceeding" (as such term is defined below) arising out of or relating to this Agreement shall be filed in and heard and litigated solely before the state courts of Nevada. Each party generally and unconditionally accepts the exclusive jurisdiction of such courts and venue therein; consents to the service of process in any such action or proceeding by certified or registered mailing of the summons and complaint in accordance with the notice provisions of this Agreement; and waives any defense or right to object to venue in said courts based upon the doctrine of "forum non conveniens." The term "action or proceeding" is defined as any and all claims, suits, actions, hearings, arbitrations or other similar proceedings, including appeals and petitions therefrom, whether formal or informal, governmental or non-governmental, or civil or criminal.

               (iii)  Waiver of Right to Jury Trial.   Each party hereby waives
                      -----------------------------
such party's respective right to a jury trial of any claim or cause of action based upon or arising out of this Agreement. Each party acknowledges that this waiver is a material inducement to each other party hereto to enter into the transaction contemplated hereby; that each other party has already relied upon this waiver in entering into this Agreement; and that each other party will continue to rely on this waiver in their future dealings. Each party warrants and represents that such party has reviewed this waiver with such party's legal counsel, and that such party has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel.

               (iv)   Consent to Specific Performance and Injunctive Relief and
                      ---------------------------------------------------------
Waiver of Bond or Security.   Each party acknowledges that the other party(s)
--------------------------
hereto may, as a result of such party's breach of its covenants and obligations under this Agreement, sustain immediate and long-term substantial and irreparable injury and damage which cannot be reasonably or adequately compensated by damages at law. Consequently, each party agrees that in the event of such party's breach or threatened breach of its covenants and obligations hereunder, the other non-breaching party(s) shall be entitled to obtain from a court of competent equitable relief including, without limitation, enforcement of all of the provisions of this Agreement by specific performance and/or temporary, preliminary and/or permanent injunctions enforcing any of the rights of such non-breaching party(s), requiring performance by the breaching party, or enjoining any breach by the breaching party, all without proof of any actual damages that have been or may be caused to such non-breaching party(s) by such breach or threatened breach and without the posting of bond or other security in connection therewith. The party against whom such action or proceeding is brought waives the claim or defense therein that the party bringing the action or proceeding has an adequate remedy at law and such party shall not allege or otherwise assert the legal position that any such remedy at law exists. Each party agrees and acknowledges: (i) that the terms of this subsection_are fair, reasonable and necessary to protect the legitimate interests of the other party(s); (ii) that this waiver is a material inducement to the other party(s) to enter into the transaction contemplated hereby; (iii) that the other party(s) has already relied upon this waiver in entering into this Agreement; and (iv) that each party will continue to rely on this waiver in their future dealings. Each party warrants and represents that such party has reviewed this provision with such party's legal counsel, and that such party has knowingly and voluntarily waived its rights following consultation with legal counsel.

               (v)    Recovery of Fees and Costs.   If any party institutes or
                      --------------------------
should the parties otherwise become a party to any action or proceeding based upon or arising out of this Agreement including, without limitation, to enforce or interpret this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or any provision hereof, or for a declaration of rights in connection herewith, or for any other relief, including equitable relief, in connection herewith, the "prevailing party" (as such term is defined below) in any such action or proceeding, whether or not such action or proceeding proceeds to final judgment or determination, shall be entitled to receive from the non-prevailing party as a cost of suit, and not as damages, all fees, costs and expenses of enforcing any right of the prevailing party (collectively, "fees and costs"), including without limitation, (1) reasonable attorneys' fees and costs and expenses, (2) witness fees (including experts engaged by the parties, but excluding shareholders, officers, employees or partners of the parties), (3) accountants' fees, (4) fees of other professionals, and (5) any and all other similar fees incurred in the prosecution or defense of the action or proceeding; including, without limitation, fees incurred in the following: (A) postjudgment motions; (B) contempt proceedings; (C) garnishment, levy, and debtor and third party examinations; (D) discovery; and (E) bankruptcy litigation. All of the aforesaid fees and costs shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney the aforesaid fees, costs and expenses incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law. The term "prevailing party" is defined as the party who is determined to prevail by the court after its consideration of all damages and equities in the action or proceeding, whether or not the action or proceeding proceeds to final judgment (the court shall retain the discretion to determine that no party is the prevailing party in which case no party shall be entitled to recover its costs and expenses under this subsection).

               (vi)   Certain Exceptions Relating to Intellectual Property
                      ----------------------------------------------------
Rights.   Any provision in this Agreement (including this section 14(d)) to the
------                                                    -------------
contrary notwithstanding, the parties agree that any matters relating to the validity of Momentum's ownership and title in and to the Stress Field Detector, the SFD Technology and/or the SFD Data (except with respect to Pinnacle International's rights under this Agreement to receive raw SFD Data for use in identifying and exploiting Hydrocarbons), or any patent, trademark, copyright, or other intellectual property right pertaining thereto, are matters outside the scope of this Agreement which (1) will be governed exclusively under the laws of the Bahamas, and (2) shall be filed in and heard and litigated solely before the courts of the Bahamas.

          (E)  ASSIGNMENT AND DELEGATION; SUCCESSORS AND ASSIGNS.
               -------------------------------------------------

               (i)    Prohibition Against Assignment or Delegation.  Except as
                      --------------------------------------------
specifically provided in this Agreement, neither party may sell, license, transfer or assign (whether direct or indirect, merger, consolidation, conversion, sale of assets, sale or exchange of securities, or by operation of law, or otherwise) any of such party's rights or interests or delegate such party's duties or obligations under this Agreement, in whole or in part, including to any Subsidiary or any Affiliate, without the prior written consent of the other party, which consent may be withheld in such other party's sole discretion, provided, however:

                      (1)  Subject to clauses (4) and (5) below, Pinnacle
                                      -----------     ---
International and/ or Momentum may assign or license any or all of its rights and delegate any or all of its obligations under this Agreement to any wholly-owned Subsidiary, so long as such wholly-owned Subsidiary shall expressly assume such obligations of Momentum.

                      (2)  Subject to clauses (4) and (5) below, Pinnacle
                                      -----------     ---
International may, with the prior written consent of Momentum, which consent Momentum shall not unreasonably withhold, assign all of the rights and delegate all of the obligations of Pinnacle International and its Subsidiaries under this Agreement to any other Person in connection with the transfer or sale of the entire business of Pinnacle International and its Subsidiaries as it relates to the exploitation of petroleum and natural gas deposits to any Person, or the merger or consolidation of Pinnacle International with or into any other Person, so long as such transferee, purchaser or surviving Person shall expressly assume such obligations of Pinnacle International and its Subsidiaries; and

                      (3)  Subject to clauses (4) and (5) below, Momentum may,
                                      -----------     ---
with the prior written consent of Pinnacle International, which consent Pinnacle International shall not unreasonably withhold, assign all of the rights and delegate all of the obligations of Momentum and its Subsidiaries under this Agreement to any other Person in connection with the transfer or sale of the entire business of Momentum and its Subsidiaries as it relates to use of the Stress Field Detector, the SFD Technology and the generation of SFD Data to any other Person, or the merger or consolidation of Momentum with or into any other Person, so long as such transferee, purchaser or surviving Person shall expressly assume such obligations of Momentum.

                      (4)  Notwithstanding anything in clauses (1) through (3)
                                                       -----------         ---
above to the contrary, no assignment or transfer under any of clauses (1)
                                                              -----------
through (3) may be effectuated unless the proposed transferee or assignee first
        ---
executes such agreements (including a restated technology agreement and/or new competitive practices agreements) in such form as the non-assigning or transferring parties and each of them may deem reasonably satisfactory to (A) evidence the assumption by the proposed transferee or assignee of the obligations of the transferring or assigning party; and (B) to ensure that the non-assigning or transferring parties and each of them continue to receive such rights, benefits and protections (both legal and economic) as contemplated by the non-assigning or transferring parties and each of them when entering into this Agreement.

                      (5)  Notwithstanding anything in clauses (1) through (3)
                                                       -----------         ---
above to the contrary: (A) any assignment, license and/or delegation under clause (1) above shall not release the assigning or licensing party from any of
----------
its obligations or liabilities under this Agreement; (B) any assumption by a successor or assign under clauses (2) or (3) above shall in no way release the
                          -----------    ---
transferring or assigning party from any of its obligations or liabilities while a party to this Agreement; and (C) and any merger, consolidation, reorganization, sale or conveyance under clauses (2) or (3) above shall not be
                                         -----------    ---
deemed to abrogate the rights of the non-assigning or transferring parties and each of them elsewhere contained in this Agreement including, without limitation, those resulting from a Change In Control.

                      Any purported assignment or transfer in violation of the terms of this subsection (e)(i) shall be null and void ab initio and of no force
              -----------------
and effect, and shall vest no rights or interests in the purported assignee or transferee.

               (ii)   Successors and Assigns.  Subject to subsection (e)(i)
                      ----------------------              -----------------
above, each and every representation, warranty, covenant, condition and provision of this Agreement as it relates to each party hereto shall be binding upon and shall inure to the benefit of such party and his, her or its respective successors and permitted assigns, spouses, heirs, executors, administrators, and personal and legal representatives including, without limitation, in the case of Pinnacle International and Momentum, any successor (whether direct or indirect, merger, consolidation, conversion, purchase of assets, purchase of securities, or otherwise) to all or substantially all of such corporation's business or assets or both.

          (F)  COUNTERPARTS; ELECTRONICALLY TRANSMITTED DOCUMENTS.   This
               --------------------------------------------------
Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto. Any signature page of this Agreement may be detached from any counterpart of this Agreement and reattached to any other counterpart of this Agreement identical in form hereto by having attached to it one or more additional signature pages. If a copy or counterpart of this Agreement is originally executed and such copy or counterpart is thereafter transmitted electronically by facsimile or similar device, such facsimiled document shall for all purposes be treated as if manually signed by the party whose facsimile signature appears.

          (G)  NOTICES.   Unless otherwise specifically provided in this
               -------
Agreement, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (i) personal delivery (which form of notice shall be deemed to have been given upon delivery), (ii) by telegraph or by private airborne/overnight delivery service (which forms of notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (iii) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (iv) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of notice shall be deemed to have been given upon the fifth {5th} business day following the date mailed.

Notices shall be addressed at the addresses first set forth above, or to such other address as the party shall have specified in a writing delivered to the other parties in accordance with this paragraph. Any notice given to the estate of a party shall be sufficient if addressed to the party as provided in this section.

  WHEREFORE, the parties hereto have, for purposes of this Agreement, executed this Agreement in the City of Vancouver, Province of British Columbia, Canada, as of the date first hereinabove set forth.


PINNACLE OIL:                 PINNACLE OIL, INC.,
                              a Nevada corporation

                              By:   /s/ R. Dirk Stinson
                                  -----------------------------
                                    R. Dirk Stinson, President


PINNACLE INTERNATIONAL:       PINNACLE OIL INTERNATIONAL, INC.,
                              a Nevada corporation

                              By:   /s/ R. Dirk Stinson
                                  -----------------------------
                                    R. Dirk Stinson, President


MOMENTUM:                     MOMENTUM RESOURCES
                              CORPORATION,
                              a Bahamas corporation

                              By:   /s/ R. Dirk Stinson
                                  -----------------------------
                                    R. Dirk Stinson, President


LISZICASZ:                    GEORGE LISZICASZ
                              an individual

                              /s/ George Liszicasz
                              ---------------------------------


STINSON:                      R. DIRK STINSON
                              an individual

                              /s/ R. Dirk Stinson
                              ---------------------------------